UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600	37919
Knoxville, Tennessee	(Zip Code)
(Address of principal executive offices)

(865) 437-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

On October 23, 2020, the board of directors of SmartFinancial, Inc. (“SmartFinancial”) declared a quarterly cash dividend of $0.05 per share of SmartFinancial common stock (the “Dividend”) payable on November 23, 2020, to shareholders of record as of the close of business on November 9, 2020.  On October 27, 2020, SmartFinancial issued a press release announcing the Dividend. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

SmartFinancial announced on October 27, 2020 the resumption of its stock repurchase plan that was previously approved on November 20, 2018 (the “Repurchase Plan”).  Under the Repurchase Plan, SmartFinancial may, but is not required to, repurchase up to an aggregate of $10.0 million of shares of SmartFinancial’s issued and outstanding common stock in any manner determined appropriate by SmartFinancial’s management and in accordance with applicable legal requirements.

On October 27, 2020, SmartFinancial issued a press release announcing the resumption of the Repurchase Plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

99.1Press Release issued by SmartFinancial, Inc., dated October 27, 2020

104Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.
Date: October 27, 2020
	By:	/s/ William Y. Carroll, Jr.
	Name:	William Y. Carroll, Jr.
	Title:	President & Chief Executive Officer